Registration No.______
As filed with the Securities and Exchange Commission on January __ , 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/ A-2

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAHA Generation Corp.

Nevada	5130	32 0442871
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

4F, No. 132, Songshan Road, Xinyi District
Taipei City, 110, Taiwan (Republic of China)
Telephone: 886-227492597
Facsimile: 886-227653281
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hsuan-Hsien Liao
4F, No. 132, Songshan Road, Xinyi District
Taipei City, 110, Taiwan (Republic of China)
Telephone: 886-227492597
Facsimile: 886-227653281
Email: shinin.silica@gmail.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101, Irvine, California 92618
Telephone:  949.660.9700
Fax:  949.660.9010
Attention:  Thomas E. Stepp, Jr.
tes@stepplawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):
Large Accelerated Filer ☐                                     Accelerated Filer ☐
                 Non-accelerated Filer ☐                                        Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.10	160,000	$1.25	$200,000	$23.24

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL ITS SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.
PRELIMINARY PROSPECTUS
Dated January___, 2016
HAHA GENERATION CORP.
160,000 Shares of Common Stock
$1.25 per share

HAHA Generation Corp. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 160,000 shares of its common stock at a price of $1.25 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten,” best-efforts, basis directly by our sole officer and director. There is no minimum number of shares required to be purchased by any investor. Hsuan-Hsien Liao, our sole officer and director, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Ms. Liao or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold.

The offering shall terminate on the earlier of (i) the date when the sale of all 160,000 shares is completed or (ii) two hundred seventy (270) days from the effective date the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.

We may not sell all 160,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 160,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 160,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. Refer to the section entitled “RISK FACTORS” beginning on Page 4.

As of the date of this prospectus, we have not developed or sold any of our products nor have we generated any revenue from operations.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.  NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) when the registration statement of which this prospectus is a part is declared effective, there can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

PROSPECTUS SUMMARY

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether a person’s name is Chinese or English.  For example, the name of our president, treasurer and member of our board of directors is specified as “Hsuan-Hsien Liao,” even though, in Chinese, her name would be presented as “Liao Hsuan-Hsien.”

The Company Our Business
The Company was incorporated in the State of Nevada on June 10, 2014. We are a development stage company with a principal business of marketing and distributing in Taiwan silica energy clothing manufactured by Shinin Silica Corp., a Taiwanese corporation (“Shinin”).  Generally, that clothing consists of mens’ and womens’ undergarments and related apparel.  That clothing is made from an energy silicon fiber and yarn made from a fine nanoscale silicon powder and polymer materials which, together, result in a reactive energy material.  Additionally, that clothing is bio-degradable and quick-drying.

We anticipate that we will receive revenue from the distribution and sale of that silicon energy clothing.

As of the date of this prospectus, we have not sold any of that silicon energy clothing nor have we generated any revenue from operations.
Our operations to date have been devoted primarily to start-up and development activities. Our Chief Executive Officer, Hsuan-Hsien Liao, has performed all of those activities to date, which include the following:

•    Formation of the Company
•    Development of our business plan
•    Negotiation of a Marketing and Distribution Agreement with Shinin Silica Corp.

Ms. Liao will be responsible for our operations until such time as we hire additional personnel, which we intend to do at such time as we have sufficient funds.

We will attempt to become operational during the fourth quarter of operations following the  completion of this offering.

Our principal executive offices are located at 4F, No. 132, Songshan Rd., Xinyi District, Taipei City, 110, Taiwan (Republic of China).

Our phone number is 886-227492597.

Our fiscal year ends on December 31.

As of the date of this prospectus, we have 210,281 shares of our $.10 par value common stock issued and outstanding and held by 32 shareholders.  We are registering for sale 160,000 shares of our common stock pursuant to the Securities Act of 1933.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of September 30, 2015, we had $3,368 in current assets and $3,186 in liabilities.  Accordingly, our working capital as of September 30, 2015 was $182.

As of November 30, 2015, we had $3,368 in cash and cash equivalents.

Currently, we do not have enough cash to finance our operations.

We estimate that we need approximately $200,000 to support our operations during the next twelve months. This amount includes $18,750, which is our estimated cost necessary to comply with our reporting requirements during the next twelve months. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next twelve months.  Our cash shortfall will be $49,818, $99,818 and $149,818, respectively, if we sell 75%, 50% and 25% of the maximum offering. We plan to meet any such shortfall through revenue from operations, private placements of our capital stock, and/or loans from Hsuan-Hsien Liao, our sole officer and director.  In that regard, we have a written commitment from Hsuan-Hsien Liao for a 12 month line of credit in the amount of $100,000 at no interest; and a copy of that commitment is attached as Exhibit 99 to that registration statement of which this prospectus is a part.

Presently, we have no employees.  Our sole officer and director is responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act
We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for a private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company, and as long as we qualify as an “emerging growth company,” we will, among other things:

•    be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•    be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for- performance”, and “CEO pay ratio”;

•    be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•    be temporarily exempted from having to solicit advisory say-on-pay, say- on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•    be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•    be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•    the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•    the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•    the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•    the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Securities Exchange Act Rule 12b-2).

The Offering

The following is a brief summary of this offering. Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.
Number of Shares Being Offered:	The Company is offering as many as 160,000 shares of common stock, par value $0.10
Offering Price per share:	$1.25
Offering Period:	The shares are being offered for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part.
Net Proceeds to Company:	If 160,000 shares (100%) are sold: $200,000 If 120,000 shares (75%) are sold: $150,000 If 80,000 shares (50%) are sold: $100,000 If 40,000 shares (25%) are sold: $50,000
Use of Proceeds:	We intend to use the proceeds to expand our business operations.
Number of Shares of our Common Stock Outstanding Before the Offering:	210,281 shares
Number of Shares of our Common Stock Outstanding After the Offering:	If 160,000 shares (100%) are sold: 370,281 shares If 120,000 shares (75%) are sold: 330,281 shares If 80,000 shares (50%) are sold: 290,281 shares If 40,000 shares (25%) are sold: 250,281 shares
Offering Expenses:	The expenses associated with this offering total approximately $18,750 (excluding filing fees).

We may not sell all 160,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 160,000 shares within the offering period (270 days), we will close this offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 160,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may be minimal and not be enough to even pay the costs of this offering.

The offering price of the common stock has no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not have any relationship to our assets, book value, historical earnings, or net worth.

We will use the proceeds from the offering to pay for accounting fees, legal and professional fees, product design and development, and general working capital.

The Company has not presently engaged an independent stock transfer agent. We have identified several agents to facilitate the processing of stock certificates upon closing of this offering.

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the SEC and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring marker maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have not developed or sold any of our silica energy clothing products nor have we generated any revenue from operations.

June 10, 2014 (inception) through September 30, 2015
(unaudited)

Revenue:	$-0-
Interest Income:	6

Operating Expenses:
General & administrative expense	201,105
Total operating expenses	201,105
Net Loss	$(201,099)
Net loss per common share, basic and diluted	$(1.50)
Weighted average number of common shares, basic and diluted, outstanding	134,033

RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act of 2012, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act of 2012 provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act of 2012 but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;
•	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;
•	Make risk factor disclosure in our annual reports of Form 10-K; and
•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Because we are currently considered a “shell company” within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company,” our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

•	Investors should consider shares of our common stock to be significantly risky and illiquid investments;
•	We may not register our securities on Form S-8 (an abbreviated form of registration statement);
•	Our ability to attract additional funding to sustain our operations may be limited significantly;
•	We are required to provide more details disclosure upon completion of a transaction that causes us to cease being a shell company;
•	We must file a current report on Form 8-K specifying the information required in a registration statement on Form 10, no later than 4 business days following the completion of the particular transaction taken together with financial information of the private operating company which is a party to that transaction;
•	To assist the SEC in the identification of shell companies, we are required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company; and
•	To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any merger or requiring other assets that will cause us to cease being a shell company.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

The Company’s requirements could exceed the amount of time or level of experience that our sole officer and director may have.

Our success largely depends on the continuing services of our President, Hsuan-Hsien Liao. Our continued success, also, depends on our ability to attract and retain qualified personnel. We believe that Hsuan-Hsien Liao possesses valuable business development and marketing knowledge, experience and leadership abilities in the silicon energy clothing business that would be difficult in the short term to replicate. The loss of Hsuan-Hsien Liao could harm our operations, business plans and cash flows.

Our business plan does not provide for the hiring of any additional employees until operations will support the expense, which is difficult to estimate. Until then, the responsibility of developing our business, offering and selling the shares offered by this prospectus and fulfilling the reporting requirements of a public company will be performed by Hsuan-Hsien Liao, our sole officer and director. While Ms. Liao has business experience, including management and marketing experience, she does not have experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer. Accordingly, Ms. Liao may not be able to operate our business effectively or generate any revenue from the sale of our those silica energy clothing products. There can be no assurance that we will be able to attract and hire officers or directors with experience in the clothing industry to operate our business, in the event that Ms. Liao is otherwise unsuccessful in doing so.

Ms. Liao spends at least 8 hours per week on the Company’s operations, or about 18% of her time. Ms. Liao devotes the remainder of her time to Shinin Silica Corp., a Taiwanese corporation, which is involved in the development, manufacture and sale of silica products.  We anticipate that after the registration statement of which this prospectus is a part is declared effective, Ms. Liao will devote an increasing amount of her time to our affairs.

Our sole officer and director is, also, a member of the Board of Directors of Shinin and, therefore, a conflict of interest exists regarding her duties to the Company and Shinin.

Hsuan-Hsien Liao is a member of the Board of Directors of Shinin and its marketing director.  Accordingly, Ms. Liao has a conflict of interest regarding management decisions involving the Company and Shinin.  As Shinin is the sole supplier of the silica energy clothing products that we intend to market and distribute, to the extent Ms. Liao participates in the management of Shinin with respect to Shinin’s relationship with the Company, Ms. Liao will have a conflict of interest regarding the affairs of Shinin and the Company.

Ms. Liao is aware of her fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationship between the Company and Shinin.

We cannot provide any assurance, however, that Liao will not engage in conduct or make decisions which are not in the best interest in the Company, which could harm our operations, business plans and cash flows.

We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the Company, we may experience little or no profits and eventual closure of business.

As we are a development stage company, we have generated no revenues and do not have an operating history.

The Company was incorporated on June 10, 2014; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital from loans or additional sales of our equity securities to continue operations, which would dilute the value of any shares you purchase in this offering.

We don’t have any substantial assets and are totally dependent upon the proceeds of this offering to initially  fund our business. If we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of September 30, 2015, we had cash and cash equivalents of $3,368. We don’t have sufficient cash to pay our obligations as they become due. We have enough cash to satisfy our obligations for 3 months.

We have limited capital resources. To date, the Company has financed its operations from limited funding and has not generated any cash from operations. Unless we generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations, if additional financing is not available.

As of September 30, 2015, we had cash and cash equivalents of $3,368. Our liabilities at September 30, 2015, totaled $3,186.  As of November 30, we had cash and cash equivalents of $3,368. Our operations to date have been funded by capital contributed by sales of our common stock and loans by Hsuan-Hsien Liao, our President and sole director. We believe that our cash on hand will meet our obligations for approximately 3 months.

We believe that we will need $200,000 to meet our financial obligations for the next 12 months. This amount includes $18,750, which is our estimated cost necessary to comply with our reporting requirements during these 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash and cash equivalents on hand is $3,368, we require $196,632 to satisfy our financial obligations for the next 12 months.

We anticipate that our source of cash to finance our operations for the next 12 months will be obtained from the proceeds of this offering, private placement of our securities and/or capital contributions or loans by Ms. Liao. We have a commitment from Ms. Liao to provide additional funds equal to $100,000 for our continued operations during that 12 month period. Our failure to obtain sufficient funds to continue our operations for the next 12 months could cause a reduction or termination of our operations, which could result in a loss of our shareholders’ investments our common stock.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan soon enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of products and revenue.  We can provide no assurance that potential customers will purchase the silica energy clothing products or that those customers will purchase the silica energy clothing products at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

•	we are not able to attract sufficient customers to the silica energy clothing products we offer, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
•	adequate penetration of markets at a reasonable cost becomes impossible, in turn limiting the future demand for the silica energy clothing products below the level assumed by our business plan;
•	we fail to generate revenue sufficient to fund our operations;
•	we are forced to significantly adapt our business plan to meet changes in our markets; and
•	for any reason, we are not able to attract, hire, retain and motivate qualified personnel.

We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in us could be lost.

Our performance depends on market acceptance of our products.

The nature of clothing products that the market determines to be desirable and willing to purchase is critically important to our success. We cannot be certain that the silicon energy clothing products that we intend to offer will be appealing to the market and, as a result, there may not be any demand for those products, our sales could be limited, and we may never realize any revenues. In addition, there are no assurances that if we offer other products in the future, the market’s demand for those products will develop, and this could adversely affect our business and any possible revenues.

Our performance depends on market acceptance of the silica energy clothing products.

The nature of clothing products that the market determines to be desirable and willing to purchase is critically important to our success.  We cannot be certain that the silica energy clothing products that we intend to offer will be appealing to the market and, as a result, there may not be any demand for those products, our sales could be limited, and we may never realize any revenues.  In addition, there  are no assurances that if we offer other clothing products in the future, the market’s demand for those other products will develop, and this could adversely affect our business and any possible revenues.

The clothing business is highly competitive, and if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including multinational consumer product companies.  Some of these competitors have greater resources than we do and may be able to respond to changing business and economic conditions more quickly than us.  Competition in the clothing business is based on pricing of products, innovation, perceived value, service to the consumer, promotional activities, advertising, special events, new product introductions, e-commerce initiatives and other activities.  It is difficult for us to predict the timing and scale of our competitors’ actions in these areas.  A consolidation in the retail trade may result in us becoming increasingly dependent on key retailers.  This could result in an increased risk related to the concentration of our customers.  A severe adverse impact on the business operations of our customers could have a corresponding material adverse effect on us.  Our ability to compete also depends on the strength of Shinin’s brands.  In addition, certain of our key retailers will market and sell competing brands or are owned or otherwise affiliated with companies that market and sell competing brands.  Our inability to continue to compete effectively could have an adverse impact on our business.

A disruption in operations of Shinin or our supply of silica energy clothing products could adversely affect our business and financial results.

As a company engaged in the distribution of silica energy clothing products, we are subject to the risks inherent in the manufacture and production of those products, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of our relationship with Shinin, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control, which could adversely affect the supply of silica energy clothing products from Shinin.  If such an event were to occur, it could have an adverse effect on our business and financial results.

Our corporate actions are substantially controlled by Hsuan-Hsien Liao and her family.

Our President and sole director, Hsuan-Hsien Liao, and members of her family beneficially own approximately 85% of the outstanding shares of our common stock as of the date of this prospectus. After the closing of this offering, they will own at least approximately 49% of the then outstanding shares of our common stock.  As a result, they will have significant influence regarding most matters requiring approval by our stockholders. Accordingly, our other shareholders may be limited in their ability to affect change in how we conduct our business.  Ms. Liao and her family members will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to her stock ownership, Ms. Liao is key to our operations and will have significant influence regarding our key decisions. This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders.

We depend on strategic marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering the silica energy clothing products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such companies to effectively market those products, could materially and adversely affect our business, operating results and financial condition.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.
Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act of 2012, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

Until we register a class of our securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Until such time as we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $18,750. The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $10,000) and attorneys (approximately $6,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $18,750 which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we will experience a capital deficiency to pay such estimated expenses. There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all. These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are conducting this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering. We intend to sell those shares through our sole officer and director, Hsuan-Hsien Liao, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of those shares. Our selling efforts will not include any mass media methods, such as Internet or print media. Ms. Liao has no experience in selling securities to potential investors.  There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses. If we are unable to sell all or any of the offered shares, we will not be able to raise the capital we need and may have difficulty with implementing our business plan.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 160,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 160,000 shares within the offering period (270 days), we will close this offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 160,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will have a substantial risk of loss due to immediate dilution.

Hsuan-Hsien Liao, our sole director and officer, acquired 10,000 shares of our common stock at a price of $.10 per share.  The remaining 200,281 shares of our outstanding stock, including the additional shares that she acquired, were sold at a price of $1.00 per share. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate “dilution.” Therefore, the investors in this offering will have an increased portion of the risk of loss. Additional sales of the Company’s common stock in the future could result in further dilution. Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our common stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The prices per share in the recent sales of our common stock were $.10 and $1.00 and were not based on perceived market value, book value, or other established criteria and have no relationship the price per share in this offering. We did not obtain an independent appraisal opinion regarding the valuation of our common stock. Accordingly, our common stock may have a value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.  We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market for our common stock and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue 750,000 shares of $.10 par value common stock.  At present, there are 210,281 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 370,281 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Risks Relating to Doing Business Outside of the United States

Because our headquarters are located outside of the U.S. and the silica energy clothing products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in Taiwan.

Foreign economic downturns may affect our results of operations in the future.  Additionally, other facts relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes;
•	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;
•	changes in, or impositions of, legislative or regulatory requirements on clothing businesses and companies;
•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;
•	difficulties in achieving headcount reductions due to unionized labor and works councils;
•	restrictions on transfers of funds and assets between jurisdictions; and
•	geo-political instability.

As we continue to operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks.  The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

We face substantial political risks associated with doing business in Taiwan, particularly due to domestic political events and the tense relationship between the Republic of China and the People’s Republic of China that could negatively affect the value of your investment.

Our principal executive offices and substantially all of our assets are located in Taiwan.  In addition, substantially all of our revenues are derived from our operations in Taiwan.  Accordingly, our business, financial condition and results of operations and the market price of our common shares may be affected by changes in Republic of China governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan.

For example, in 2006 a mass movement formed calling for the resignation of the president of Taiwan over a series of alleged corruption scandals and staged dramatic protests.  In addition, Taiwan has a unique international political status.  Since 1949, Taiwan and mainland China have been separately governed.  The People’s Republic of China, or PRC, claims that it is the sole government tin China and that Taiwan is part of China.  Although significant economic and cultural relations have been established during recent years between the Republic of China and the PRC, relations have often been strained.  The PRC government has refused to renounce the use of military force to gain control over Taiwan.  Furthermore, the PRC government passed an Anti-Secession Law in March 2005, which authorizes non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC.  In February 2006, the president of Taiwan ceased activities in the country’s National Unification Council, a committee established to assist Taiwan in its efforts to reunite with the PRC.  Such cessation is commonly viewed as having a detrimental effect on relations between the two countries.  Past developments in relations between the Republic of China and the PRC have on occasion depressed the market prices of the securities of the companies in the Republic of China.  Relations between the Republic of China and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of other securities.

Adverse changes in the political and economic policies of China could have a material and adverse effect on the overall economic growth of China, which could reduce the demand for the silica energy clothing products and materially and adversely affect our competitive position.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, the level of development, the growth rate, the control of foreign exchange and the allocation of resources.  Additionally, the Chinese government exercises significant control over China’s economic growth through the allocation of resources, control of the incurrence and payment of foreign currency-denominated obligations, setting of monetary policy and provision of preferential treatment to particular industries or companies.  Changes in any of these policies, laws and regulations could adversely affect the overall economy in China or the clothing products industry, in which we operate, which could harm our business.  While the Chinese economy has grown significantly in the past 30 years, the growth has not been consistent.  Recently, the occurrence of certain events has caused a significant downturn in the Chinese economy, which has had negative effects on other economies throughout the world.

Some of our business operations are governed by China.  Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China.  Although the Chinese economy is no longer a planned economy, the Chinese government continues to exercise significant control over its economic growth through direct allocation of resources, monetary and tax policies and a host of other government policies, such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between local and foreign currencies, and regulate the growth of the general or specific market.

In response to the recent global and Chinese economic downturn, the Chinese government has adopted policy measures aimed at stimulating the economic growth of China.  If the Chinese government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the Chinese government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate, strategy or results of operations could be adversely affected.

We cannot assure you that the various macroeconomic measures, monetary policies and the economic stimulus action adopted by the Chinese government to guide economic growth and the allocation of resources will be effective to cause a recovery in the growth of the Chinese economy.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business.  We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials.  We may have agreements with third parties and may make sales in Taiwan, which may experience corruption.  Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of the Company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or agents of the Company may engage in conduct for which we might be held responsible.  Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.  In addition, the government may seek to hold the Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC.  Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.  As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid.  Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company.  If such allegations are not proven to be groundless, the Company and our business operations will be severely hampered and your investment in our stock could be rendered worthless.  Even if such allegations are groundless, this situation may be a major distraction to our management.

International operations expose us to currency exchange and repatriation risks, and we cannot predict the effect of future exchange rate fluctuations on our business and operating results.

We have operations outside the United States, in Taiwan.  We will have currency fluctuation exposure resulting from sales and purchases denominated in New Taiwan Dollars, as we translate the financial statements of our foreign operations to the U.S. Dollar.  There can be no assurance that the effect of currency fluctuations will not be material in the future.

Because the Company’s headquarters are located outside of the United States, United States investors may experience difficulties in attempting to affect service of process and in enforcing a judgment pursuant to United States federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and enforce judgments obtained in United States courts.  Additionally, as all of our assets will be located in Taiwan, it may be difficult or impossible for United States investors to collect a judgment against us.  Any judgment obtained in the United States against us may not be enforceable in the United States.

Because our officers and directors are not residents of the United States it may be difficult for U.S. investors to enforce any liabilities against them.

If an event occurs that results in any liability of our officers and directors, shareholders will likely have difficulty in enforcing such liability because our sole officer and director resides outside of the United States.  Even if personal service is accomplished and a judgment is entered against a person, a shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located.  Accordingly, again, it may be difficult to enforce any liabilities against our officers and directors.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.25. The following table sets forth use of proceeds assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total
Total offering proceeds	($200,000)
Offering expenses:
Legal and professional fees	6,000	3.0
Accounting fees	10,000	5.0
Printing	1,000	.5
Transfer Agent	1,750	.9
Total offering expenses	$18,750	9.4

Use of net proceeds:
Reporting and compliance (1)	18,750	9.4
Personnel Recruiting	28,900	14.5
Advertising and Marketing	65,025	32.5
Technology Development (website and accounting software)	50,575	25.2
Computers, office furniture and equipment	15,000	7.5
Administrative Expenses	3,000	1.5
Total use of net proceeds	$181,250	90.6
Total use of proceeds	$200,000	100.0

Application of Proceeds	If 75%	% of Total
Total offering proceeds	($150,000)
Offering expenses:
Legal and professional fees	6,000	4.0
Accounting fees	10,000	6.7
Printing	1,000	.7
Transfer Agent	1,750	1.1
Total offering expenses	$18,750	12.5

Use of net proceeds:
Reporting and compliance (1)	18,750	12.5
Personnel Recruiting	18,900	12.6
Advertising and Marketing	42,525	28.3
Technology Development (website and accounting software)	33,075	22.0
Computers, office furniture and equipment	15,000	10.0
Administrative Expenses	3,000	2.0
Total use of net proceeds	$131,250	87.5
Total use of proceeds	$150,000	100.0

Application of Proceeds	If 50%	% of Total
Total offering proceeds	($100,000)
Offering expenses:
Legal and professional fees	6,000	6.0
Accounting fees	10,000	10.0
Printing	1,000	1.0
Transfer Agent	1,750	1.75
Total offering expenses	$18,750	18.75

Use of net proceeds:
Reporting and compliance (1)	18,750	18.75
Personnel Recruiting	8,900	8.9
Advertising and Marketing	20,025	20.0
Technology Development (website and accounting software)	15,575	15.6
Computers, office furniture and equipment	15,000	15.0
Administrative Expenses	3,000	3.0
Total use of net proceeds	$81,250	81.25
Total use of proceeds	$100,000	100.0

Application of Proceeds	If 25%	% of Total
Total offering proceeds	($50,000)
Offering expenses:
Legal and professional fees	6,000	12.0
Accounting fees	10,000	20.0
Printing	1,000	2.0
Transfer Agent	1,750	3.5
Total offering expenses	$18,750	37.5

Use of net proceeds:
Reporting and compliance (1)	18,750	37.5
Personnel Recruiting	0	0
Advertising and Marketing	0	0
Technology Development (website and accounting software)	0	0
Computers, office furniture and equipment	10,000	20.0
Administrative Expenses	2,500	.5
Total use of net proceeds	$31,250	62.5
Total use of proceeds	$50,000	100.0

Note:

(1)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section entitled “RISK FACTORS”.

We planned our progress based on raising $200,000 from this offering. We have taken careful consideration to determine that $200,000 is the amount we need to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.  Those options include the private placement of our securities and loans from third parties and/or Hsuan-Hsien Liao, our sole director and Chief Executive Officer. Any interruption in our business will greatly reduce our chances for success.

We reserve the right to change the use of these proceeds as a result of (a) the need for more working capital. We may determine that we need more working capital in order to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering. The net book value of our shares on September 30, 2015 was $182.

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (40,000 shares), 250,281 shares then outstanding, will be approximately $.126 per share. If 50% of the offered shares are sold (80,000 shares), the net tangible book value of the 290,281 shares then outstanding will be approximately $.281 per share. If 75% of the offered shares are sold (120,000 shares), the net tangible book value of the 330,281 shares then outstanding will be approximately $.398 per share. If 100% of the offered shares are sold (160,000 shares), the net tangible book value of the 370,281 shares then outstanding will be approximately $.490 per share.

Existing Shareholders Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value before the offering	$182	$182	$182	$182
Net tangible book value per share before the offering	($.001)	($.001)	($.001)	($.001)
Net tangible book value after the offering	$31,432	$81,432	$131,432	$181,432
Net tangible book value per share after the offering	$.126	$.281	$.398	$.490
Net increase in tangible book value per share to original shareholders	$.125	$.280	$.397	$.489
Number of shares outstanding before offering	210,281	210,281	210,281	210,281
Number of shares after offering held by existing shareholders	210,281	210,281	210,281	210,281
Original percent of ownership after offering	84%	72%	64%	57%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$1.25	$1.25	$1.25	$1.25
Gross Capital Contributions	$50,000	$100,000	$150,000	$200,000
Net capital contributions	$31,250	$81,250	$131,250	$181,250
Decrease Percentage in investment to new shareholders	90%	78%	68%	61%
Dilution per share to new shareholders	$1.124	$.969	$.852	$.760
Number of shares after offering held by public investors	40,000	80,000	120,000	160,000
Percentage of ownership of new shareholders after offering	16%	28%	36%	43%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Sole Officer and Director.

This is a self-underwritten offering. This prospectus permits our sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Hsuan-Hsien Liao, our sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances.

Neither Ms. Liao nor any of her affiliates will purchase any shares of our common stock in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 160,000 shares of its common stock at a price of $1.25 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten” best-efforts basis directly through our sole officer and director. The shares will be offered at a fixed price of $1.25 per share for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part. There is no minimum number of shares required to be purchased by any investor. Hsuan-Hsien Liao, our sole officer and director, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to Ms. Liao. The intended methods of communication include, without limitation, telephone and personal contact. Our selling efforts will not include any mass media methods, such as Internet or print media. There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited in our corporate bank account. Investors’ subscriptions will be deposited in the Company’s bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be  seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

Our sole officer and director and her affiliates will not purchase any shares in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 160,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond two hundred seventy (270) days from that effective date.

We may not sell all 160,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 160,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 160,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

Funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit 10.2 to the registration statement of which this prospectus is a part) and sending it together with payment in full to HAHA Generation Corp. All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber’s subscription, we will cause to be prepared and sent to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.
The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 160,000 shares of our common stock.

Our authorized capital stock consists of 750,000 shares of common stock with a par value $.10 per share.

Common Stock

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors;
•	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, Hsuan-Hsien Liao, our President and sole director, and her family members will own at least approximately 49% of the outstanding shares of our common stock.

Voting By Any Subsidiary

Pursuant to Article IX Section 6 of our Bylaws, our shares owned by a subsidiary shall be entitled to vote regarding any matter.  For these purposes, a subsidiary is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

Currently, we have no such subsidiary.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to December 31, 2014, included in this prospectus has been audited by KCCW Accountancy Corp., Certified Public Accountants, PCAOB Registered Auditor, 22632 Golden Springs Drive, Suite 230, Diamond Bar, California 91765. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Blvd., Suite 101, Irvine, California 92618 is counsel for the Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General Information

We were incorporated in the State of Nevada on June 10, 2014.  Since inception, we have not generated any revenues and have accumulated losses in the amount of $201,099 as of September 30, 2015.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations to any significant measure. As of the date of this prospectus, we, have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from sales of silicon energy clothing products. We believe that, if we obtain the proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to our business plan for the next 12 months. Our administrative office is located at 4F, No. 132, Songshan Rd., Xinyi District, Taipei City, 110, Taiwan (Republic of China).

Our fiscal year ends on is December 31.

Currently, we do not have enough cash to finance our operations.

As of the date of this prospectus, we have not sold any silicon energy clothing nor have we generated any revenue from operations.

Business Overview

We are a development stage company located in Taipei City, Taiwan. The Company plans to market and distribute in Taiwan silica energy clothing manufactured by Shinin Silica Corp., a Taiwanese corporation (“Shinin”).  Generally, that clothing consists of men’s and women’s undergarments and related apparel.  That clothing is made from an energy silicon fiber and yarn made from a fine nanoscale silicon powder and polymer materials which, together, result in a reactive energy material.  Additionally, that clothing is bio-degradable and quick-drying.

Our current management is comprised of Hsuan-Hsien Liao, Chief Executive Officer (our sole officer) and sole director. Ms. Liao has worked as a clothing designer for One To One Garment Manufacturing Ltd., located in Christine, Taiwan and, presently, is the marketing director for Shinin Silica Corp., located in Taiwan.  Additionally, Ms. Liao is on the Board of Directors for Shinin. Due to Ms. Liao’s management and design experience, the Company believes she will complement the Company’s management.

Ms. Liao will be responsible for our operations until such time as we hire additional personnel, which we intend to do at such time as we have sufficient funds.

We believe that we will be successful in selling high quality silica energy clothing products at economical prices because we plan to buy the product directly from Shinin at discounted prices. We plan to enter into agreements with clothing product suppliers and retailers in Taiwan, such as specialty stores and department stores. By moving those silica energy clothing products directly from Shinin to the supplier and/or retailer, we are able to avoid the costs and fees associated with housing and storing those silica energy clothing products, which will result in more profit for us and better prices for our customers. The silica energy clothing products will be offered to suppliers and retailers at prices marked-up from 10% to 20% of our cost, which is the range of discounted prices at which we will purchase the silica energy clothing products from Shinin. Our customers will then sell the silica energy clothing products to consumers at retail prices, which are typically 20% to 30% higher than wholesale prices. Our customers will be asked to pay us 100% in advance.

Our sole officer and director, Hsuan-Hsien Liao, has experience in the silica energy clothing product industry, he and she possesses strong sales and management experience and these skills will be a valuable asset to the Company. Upon completion of this offering, we plan to begin our operations within one to three months. Approximately four to six months after completion of this offering, we intend to begin developing our business. Approximately six to twelve months after completion of this offering, we plan to begin developing our marketing campaign and our customer base. During this time, we plan to contact and begin negotiating agreements with potential customers by entering into purchase agreements with suppliers and retailers of clothing products.

We plan to fill placed orders and to supply the products within a period of forty days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 100% in advance. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If the customer decides to pay by check/money order, then we will apply a certain amount of days before shipping in order to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  As we anticipate having a thirty-day period to process/fill orders, we do not plan to purchase silica energy products in advance, but rather on a per request basis. We do not intend to store inventory for any period of time. The orders will be shipped directly to the customers. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that may incur.

Marketing and Distribution Agreement

On July 1, 2015, we entered into a written Marketing and Distribution Agreement with Shinin pursuant to which we have a non-exclusive right to market and distribute in Taiwan silica energy clothing products manufactured by Shinin for a period of one year (the “Distribution Agreement”).  Pursuant to the provisions of the Distribution Agreement, we will purchase the silica energy clothing products from Shinin at a price equal to 45% of the then current market prices for those products.  Additionally, when we place an order with Shinin for silica energy clothing products, we are required to pay 50% of the purchase price for those products and pay the remaining balance of that purchase price before the products ordered are shipped from Shinin.  A copy of the Distribution Agreement is included as Exhibit 10.1 with the registration statement of which this prospectus is a part.

Silica Energy Products

The silica energy clothing is manufactured using energy silicon yarn.  Energy silicon yarn is a combination of silica, nylon, polyester, cotton and polypropylene.  The inner part of the resulting fabric is comprised of polypropylene and the outer part of that fabric is silica and polyester.  That fabric is 100% bio-degradable, quick-drying and will not adhere to skin.

That yarn is manufactured by combining silica nanometer powder and nylon powder to form silica nylon which is then combined with nylon plastic to create the raw silica silk which is twisted into the yarn.

The silica energy clothing products that we intend to market and distribute are girdles, pants, corsets, underwear, t-shirts, shirts, coats, pants and skirts.

Additionally, certain advantages of those products are:

•	Ultra violet protection
•	Improved blood circulation
•	Resistant to electrostatic cling
•	Non-flammable
•	Quick-drying and transfer of moisture
•	No loss of functionality after numerous washings
•	Can be manufactured in any color
•	Can be laundered without detergent or similar cleaning agent
•	Can be laundered by washing machines
•	Won’t lose their function in the sunlight

Pricing

The prices for the various items of silica energy clothing that we intend to market and distribute are specified on Exhibit A to the Distribution Agreement and are specified in New Taiwan Dollars:

Competition

There are many barriers of entry in the clothing market and the level of competition is extremely high. Examples of barriers of entry in this market include brand loyalty, aggressive lower pricing tactics, and economies of scale. Many of our established competitors have developed a brand following which would make our potential customers prefer their clothing products to Shinin’s. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of clothing products, which would leave us at a disadvantage.

The principal competitive factors in our industry are pricing and the quality of our products. We will be in a market where we will be in direct competition with many domestic and international companies offering competing products. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater and more established customer base than us. We will likely lose prospective business to such companies. Also, many of these companies will be able to afford to offer better prices for competing products than us, which may also cause us to lose prospective business. We also foresee challenges facing new market entrants.  We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We have not yet entered the market. Once we enter the market, we will be one of many participants in the business of distributing clothing products. Many established and well-financed entities are currently active in the business of distributing such products. Nearly all of our competitors have significantly greater financial resources, technical expertise, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in the market. Therefore, we may not be able to establish ourselves within the industry.

Sales and Marketing Strategy

We intend to distribute the silica energy clothing products in Taiwan. We intend to enter into agreements with numerous clothing product suppliers and retailers.

We plan to offer our product to larger department stores that have a high volume of customer traffic as well as smaller boutique stores. Our competitive advantage is that we will offer unique, stylish, easy-to-use, high quality silica energy products, while maintaining reasonable prices.

Also, we intend to advertise our products on clothing product websites; internet search engines, such as Google selling cost-per-click advertising; and offline media, including newspaper, outdoor advertising, radio, television and direct mail.  We believe that some of our sales will be driven by web based traffic and our marketing plan has been designed with a strong focus on e-commerce platforms such as Amazon and Alibaba and leveraging social networking platforms.

We intend to integrate our marketing scheme with Facebook, so that buyers can compare their current clothing costs to those of their friends.  Friends share information about their lifestyles and we expect that this trend will continue as to reliable purchasing platforms.  At checkout, a consumer can elect to publish details about their online purchase on their Facebook Wall, describing their savings and the products purchased.  Not only does this expand our market but it also enables consumers to leverage their friends’ experience of suitable clothing purchases.

12 Month Growth Strategy and Milestones

Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to marketing and distributing silicon energy clothing. While a strategic and wisely executed marketing campaign is key to expanding our operations; offering new, cutting-edge, innovative silica energy clothing products should position the Company in the best possible way for long term success.

We have planned our progress based on raising $200,000 through this offering. We have taken careful consideration to determine that $200,000 will be sufficient to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 160,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 160,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 160,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of this offering.

Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 25%, 50%, 75%, 100%, respectively, of the shares offered by this prospectus.

First 3 Months

•	Discussions and negotiations with the software developers, designers, and web developers about the graphic design.
•	Conduct several surveys of new crystal silica products.
•	Confirm that the Responsive WEB Design mobile device is operational.
•	Establish more online marketing campaigns to gain visibility of the products, such as creating the Company’s page on Facebook.

Percent of Net Proceeds Received	25%	50%	75%	100%
Q1
Business Development	$3,000	$8,000	$18,000	$28,000
Computers, office furniture and equipment	2,000	2,000	2,000	2,000
Administrative Expenses	500	500	500	500
Compliance with filing requirements (accounting and legal fees)	3,500	3,500	3,500	3,500

4-6 Months

•	Development of a website using search-engine-optimization and online marketing plan and keyword search optimization
•	Set up online merchant accounts with banks and other providers, such as PayPal international cash flow/ AllPay cross-strait cash flow.
•	Develop the website system which comprises international and local transport services, and member/ non-member checkout service.
•	Negotiate with suppliers regarding additional products, such as facial skin and cosmetic products that are made of crystal silica.

Percent of Net Proceeds Received	25%	50%	75%	100%
Technology Development	$7,500	$15,000	$25,000	40,000
Administrative Expenses	500	500	500	500
Compliance with filing requirements (accounting and legal fees)	3,500	3,500	3,500	3,500

10-12 Months

•	Release the first version of both the mobile application and PC application for online sales to the public.
•	Analyze online marketing methods and make necessary changes for sales increases.
•	Hire 1 or 2 employees to assist with customer support/ service and administrative duties as needed.
•	Prepare 2 year marketing plan to consistently increase sales via online strategies and our marketing plan to be implemented at next phase.

Percent of Net Proceeds Received	25%	50%	75%	100%
Business Development	$5,250	$25,250	$45,250	$53,250
Personnel Recruiting	3,000	3,000	3,000	5,000
Administrative Expenses	1,000	1,000	1,000	1,000
Compliance with filing requirements (accounting and legal fees)	8,250	8,250	8,250	8,250

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products

We do not require any government approval for the marketing and distribution of that silicon energy clothing.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Environmental Laws

Our operations are not subject to any environmental laws.

Employees and Employment Agreements

We, currently, have no employees.  Our Chief Executive Officer (and sole director), Hsuan-Hsien Liao, who, currently, devotes 8 hours a week to our business, is responsible for the primary operation of our business. There is no employment or similar agreement between the Company and Ms. Liao.

Description of Property

We do not own any real property. Our business is presently operated from offices provided our Chief Executive Officer, Hsuan-Hsien Liao at 4F, No. 132, Songshan Rd., Xinyi District, Taipei City, 110, Taiwan (Republic of China), Ms. Liao provides those offices free of charge and no lease exists. We consider our current office arrangement adequate and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, Hsuan-Hsien Liao, who will offer and sell the shares offered hereby, is aware that she is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of
$201,099 for the period from inception (June 10, 2014) to September 30, 2015. The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (June 10, 2014) through September 30, 2015. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash and cash equivalents	$3,368
Total assets	3,368
Total liabilities	3,186
Total stockholder’s equity	182
Total liabilities & stockholder’s equity	$3,368

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has orally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended December 31, 2014, Company had limited operations. As of September 30, 2015, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including a loan commitment of $100,000 from Hsuan-Hsien Liao, our Chief Executive Officer and sole director, until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company did not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $201,099 for the period from inception (June 10, 2014) to September 30, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. We plan to seek additional funds through private placements of our securities and/or capital contributions and loans by Hsuan-Hsien Liao, our Chief Executive Officer and sole director. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might occur from this uncertainty.

The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Operating Results for the period June 10, 2014(date of inception) through December 31, 2014 and for the nine month period ended September 30, 2015

As of the date of this prospectus, we have not developed or sold any silica energy clothing products nor have we generated any revenue from operations.

Revenues. For the period from June 10, 2014 (date of inception) through December 31, 2014, our revenues were $0. For the nine month period ended September 30, 2015, our revenues were $0. There has been no revenue generated during the periods presented, since our operations are in the business development stage. All efforts have been in the development of our business plan.

Operating Expenses. Our operating expenses were $201,095 for the period from June 10, 2014 (date of inception) through December 31, 2014. Our operating expenses for the nine month period ended September 30, 2015, were $10.

Liquidity and Capital Resources

As of September 30, 2015, we had cash and cash equivalents of $3,368. Liabilities at September 30, 2015, totaled $3,186, and we have no material commitments. Net cash used in operations was $197,913 for the period June 10, 2014 (date of inception) through September 30, 2015. Our deficiency in our use of funds will continue until such time that we can generate revenue sufficient to pay our operating and public reporting expenses. There have been no investing activities during the nine month period ended September 30, 2015. On June 12, 2014, we issued 10,000 shares of our common stock to Ren-Li Liao, the father of our president and sole director, Hsuan-Hsien Liao for $10,000 cash. On December 8, 2014, we issued 197,281 shares of our common stock to 32 individual shareholders, including Hsuan-Hsien Liao, our president and sole director, and members of her family, at a per share price of $1.00, for a total of $197,281.
We are seeking investors to assist us to finance our operations. As of September 30, 2015, our cash and cash equivalents were $3,368., which we believe will meet our obligations for approximately 3 months. We believe that we will need $200,000 dollars to satisfy our financial obligations for the next 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe that we will have sufficient funds to pay our obligations as they become due. Accordingly, as our cash on hand is $3,368, we require $196,632 to satisfy our financial obligations for the next 12 months.  On May 5, 2015, we issued 3,000 shares of our common stock to 3 individual shareholders at a per share price of $1.00, for a total of $3,000.

We are aware that our costs may increase and our estimates may be greater than expected. We anticipate funding our operations by the private placement of our securities and/or capital contributions loans from Ms. Liao.  We have commitment from Ms. Liao to lend us $100,000.
As of November 30, 2015, our cash and cash equivalents were $3,368.

Inflation

Inflation does not materially affect our business or the results of our operations.

Subsequent Events

There have been no subsequent events after September 30, 2015.

Off-Balance Sheet Arrangements

None

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis Of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected an December 31 year end.

B. Basic Earnings Per Share
The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from inception (June 10, 2014) to September 30, 2015.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $3,368 in cash and cash equivalents at September 30, 2015.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, June 10, 2014, to December 31, 2014 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the Company are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Name	Age	Position
Hsuan-Hsien Liao	28	President, Secretary and Chairman of the Board of directors(1)

(1)	Ms. Liao will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's Bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to occur immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Background of Executive Officers and Director

The following information sets forth the background and business experience of our director and executive officer.

Hsuan-Hsien Liao, President, Secretary and Chairman of the Board of Directors

Ms. Liao graduated from Chung Shan Medical University, Taichung, Taiwan in 2008 with a degree in Applied Foreign Language.

Ms. Liao will be responsible for our operations until such time as we hire additional personnel, which we intend to do at such time as we have sufficient funds.

From July 2009 through October 2011, Ms. Liao worked as a sales representative for Shiny City Co. Ltd., located in Ida Hu, Taiwan.  From November 2011 until November 2012, Ms. Liao worked as a clothing designer for One To One Garment Manufacturing Ltd., located in Christine, Taiwan.

From March 2014 to the present, Ms. Liao has been the marketing director for, and a member of the Board of Directors of, Shinin Silica Corp., located in Taiwan.  Her duties at Shinin include monitoring monthly sales reports and designing new silicon products.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

o	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	engaging in any type of business practice; or

o	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
o	any federal or state securities or commodities law or regulation; or

o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We have a Code of Ethics applicable to our principal executive, financial and accounting officers.  A copy of that Code of Ethics is attached as Exhibit 14 to the registration statement of which this prospectus is a part.  We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our sole officer and director receives no compensation for her services during the development stage of our business operations. She is reimbursed for any out-of-pocket expenses that she incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We, also, do not currently have any benefits, such as health or life insurance, available to our officer and director.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Nonequity	Nonqualified	All other	Total
				Stock	Option	incentive	deferred	compen-
		Salary	Bonus	Awards	Award(s)	plan	compensation	sation
Name and principal position	Year	($)	($)	($)	($)	compensation($)	earnings($)	($)	($)
Hsuan-Hsien Liao (1), President,	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary and Chairman of the Board of Directors

(1)	There is no employment contract with Ms. Liao at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Compensation to Director

Our sole director has not received any cash or other compensation for serving as a director during the fiscal year ended December 31, 2015.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Contracts

We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Beneficial Ownership Amount and Nature of Beneficial Ownership Percentage of class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering (2)
Greater than 5% shareholders
Common Stock	Ren-Li Liao(3) 4F, No. 132, Songshan Rd., Xinyi District Taipei City, 110, Taiwan (Republic of China)	32,990	32,990	15.7	8.9
Common Stock	Hu Wen-Hua Liao(4) 4F, No. 132, Songshan Rd., Xinyi District Taipei City, 110, Taiwan (Republic of China)	33,000	33,000	15.7	8.9
Common Stock	Fang-Ying Liao(5) 4F, No. 132, Songshan Rd., Xinyi District Taipei City, 110, Taiwan (Republic of China)	32,825	32,825	15.6	8.9
Common Stock	Yu-Seng Liao(6) 4F, No. 132, Songshan Rd., Xinyi District Taipei City, 110, Taiwan (Republic of China)	32,100	32,100	15.3	8.7
Total 5% or more shareholders		130,995	730,995	62.3	35.4
Directors and Named Executive Officers
Common Stock	Hsuan-Hsien Liao 4F, No. 132, Songshan Rd., Xinyi District Taipei City, 110, Taiwan (Republic of China)	48,815	48,815	23.21%	13.18%

Common Stock	All Executive Officers and Directors as a Group(1)	48,815	48,815	23.21%	13.18%

(1)	The percentages are based on a before-offering total of 210,281 shares of common stock issued and outstanding as of the date of this prospectus and assume the 160,000 shares registered for sale in the offering will be sold.
(2)	Assumes the sale of all of the 160,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 370,281 based upon that assumption.
(3)	Ren-Li Liao is the father of Hsuan-Hsien Liao, our president and sole director. Additionally, he is the majority shareholder and president and a director of Shinin Silica Corp., a Taiwanese corporation and manufacturer of the silica energy clothing that we will market and distribute.
(4)	Hu Wen-Hua Liao is the mother of Hsuan-Hsien Liao.
(5)	Fang-Ying Liao is the sister of Hsuan-Hsien Liao.
(6)	Yu-Seng Liao is the brother of Hsuan-Hsien Liao.

Future Sales By Existing Stockholders

A total of 210,281 shares have been issued to our existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our existing shareholders do not have any plans to sell their shares after this offering is complete.

Certain Relationships and Related Transactions

Hsuan-Hsien Liao is our sole officer and director. We are currently operating out of the offices provided by Ms. Liao, on a rent-free basis. There is no written agreement or other material terms or arrangements relating to that arrangement.

Hsuan-Hsien Liao, our sole officer and director, and a holder of 48,815 shares of our common stock, also, holds 2.89% of the issued and outstanding shares of Shinin Silica Corp., a Taiwanese corporation and manufacturer and supplier of the silica energy clothing that we will market and distribute.  Additionally, Ms. Liao is a member of the board of directors of Shinin and its marketing director.

As Hsuan-Hsien Liao is a member of the Board of Directors of Shinin and its marketing director, there exists a conflict of interest among the Company and Shinin.  As Shinin is the sole supplier of the silica energy clothing products that we intend to market and distribute, to the extent Ms. Liao participates in the management of Shinin with respect to Shinin’s relationship with the Company, Ms. Liao will have a conflict of interest regarding the affairs of Shinin and the affairs of the Company.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering.  Ms. Liao is aware of her fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationships between the Company and Shinin.

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our President, Hsuan-Hsien Liao. We intend to seek independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors members.

On June 12, 2014, when he was our sole director, Ren-Li Liao, father of our current president and sole director, purchased 10,000 shares of our common stock for $1,000 in cash.  On July 28, 2014, Mr. Liao resigned as our sole director and Hsuan-Hsien Liao, his daughter, was appointed as our sole director and officer.  On July 23, 2014, Mr. Liao sold those 10,000 shares to Hsuan-Hsien Liao, our sole director and president, for $1,000 in cash.

On July 23, 2014, Hsuan-Hsien Liao purchased from her father, Ren-Li Liao, 10,000 shares of our common stock for $1,000 in cash.

On December 8, 2014, Hsuan-Hsien Liao purchased 38,815 shares of our common stock for $38,815 in cash.

On December 8, 2014, Ren-Li Liao, father of our president, purchased 32,990 shares of our common stock for $32,990 in cash.

On December 8, 2014, Hu Wen-Hua Liao, mother of our president, purchased 33,000 shares of our common stock for $33,000 in cash.

On December 8, 2014, Yu-Seng Liao, brother of our president, purchased 32,100 shares of our common stock for $32,100 in cash.

On December 8, 2014, Fang-Ying Liao, sister of our president, purchased 32,825 shares of our common stock for $32,825 in cash.

On July 1, 2015, we entered into a written Marketing and Distribution Agreement with Shinin Silica Corp., a Taiwanese corporation (“Shinin”), pursuant to which we have a non-exclusive right to market and distribute in Taiwan silica clothing products manufactured by Shinin for a period of 1 year.  Ren-Li Liao, father of our president, Hsuan-Hsien Liao, who also uses the name “Mark Liao,” is the majority shareholder, a director and president of Shinin.  Mr. Liao signed the Distribution Agreement as “Mark Liao.”

On March 31, 2015, Hsuan-Hsien Liao signed a written commitment to lend the Company as much as $100,000 to pay the operating expenses of the Company for a period of one year.  Any amount advanced by Ms. Liao pursuant to that commitment shall not accrue interest and is payable on demand. A copy of that commitment is included as Exhibit 99 to the registration statement of which this prospectus is a part.

Other than as specified above, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.
Promoters

Hsuan-Hsien Liao, our sole officer and director, and her father, Ren Liao, were the principal participants in founding and organizing our business.  Accordingly, pursuant to the provisions of Rule 405 of Regulation C promulgated by the SEC, Ms. Liao and her father are promoters of our business.

Indemnification of Directors and Officers

Our Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

HAHA GENERATION CORP.

FINANCIAL STATEMENTS FOR THE PERIOD ENDED
SEPTEMBER 30, 2015

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$3,368	$378
Other receivable	-	96,814
Total current assets	3,368	97,192

Total Assets	$3,368	$97,192

Liabilities and Stockholders’ Equity

Current Liabilities
Accrued expense and other liabilities	3,186	100,000
Total current liabilities	3,186	100,000

Total liabilities	3,186	100,000

Stockholders’ Equity
Common stock, $0.1 par value; 750,000 shares authorized,
210,281 and 207,281 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	21,028	20,728
Additional paid-in capital	180,253	177,553
Deficit accumulated during development stage	(201,099)	(201,089)
Total stockholders’ equity (deficit)	182	(2,808)

Total Liabilities and Stockholders’ Equity	$3,368	$97,192

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
AND PERIOD FROM JUNE 10, 2014 (INCEPTION) THROUGH SEPTEMBER 30, 2015
(UNAUDITED)

					Deficit Accumulated from
	Three Months Ended		Nine Months Ended		June 10, 2014 (Inception)
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	through September 30, 2015
Net revenue	$-	$-	$-	$-	$-

General and administrative expenses	-	-	10	1,000	201,105

Loss from operations	-	-	(10)	(1,000)	(201,105)

Other income (expenses)
Interest income	-	-	-	-	6
Total other income (expenses)	-	-	-	-	6

Loss before income taxes	-	-	(10)	(1,000)	(201,099)

Provision for income taxes	-	-	-	-	-

Net loss	$-	$-	$(10)	$(1,000)	$(201,099)

Net loss per share
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.10)	$(1.50)

Weighted Average Shares Outstanding:
Basic and diluted	210,281	10,000	208,919	10,000	134,033

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
AND PERIOD FROM JUNE 10, 2014 (INCEPTION) THROUGH SEPTEMBER 30, 2015
(UNAUDITED)

			Deficit Accumulated from
	Nine Months Ended		June 10, 2014 (Inception)
	September 30, 2015	September 30, 2014	through September 30, 2015
Cash Flows from Operating Activities
Net loss	$(10)	$(1,000)	$(201,099)
Changes in assets and liabilities:
Decrease in other receivable	96,814	-	-
Increase (Decrease) in accrued expenses	(96,814)	-	3,186
Net cash used in operating activities	(10)	(1,000)	(197,913)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	3,000	1,000	201,281
Net cash provided by financing activities	3,000	1,000	201,281
Net increase in cash and cash equivalents	2,990	-	3,368

Cash and Cash Equivalents
Beginning	378	-	-
Ending	$3,368	$-	$3,368

Supplemental Disclosure of Cash Flows
Cash paid during the year for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

 HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2015
(UNAUDITED)
 NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and in accordance with instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These unaudited, financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on for the year ended December 31, 2014.

Organization

HAHA Generation Corp., a company in the developmental stage (the “Company”), was incorporated on June 10, 2014 in the State of Nevada. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company‘s business plan is to distribute fabrics that were made out of silicon crystals.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $201,099 and $201,089 as of September 30, 2015 and December 31, 2014, respectively, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2015 and December 31, 2014, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent events

The Company evaluated all events or transactions that occurred after September 30, 2015 up through the date the Company issued these financial statements.

NOTE 2. OTHER RECEIVABLE

On November 25, 2014, the company entered a tentative agreement with Shinin Silica Co., Ltd., a Taiwanese Company for a business cooperation. The agreement was canceled and the prepayment was returned in March 2015.

NOTE 3. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At September 30, 2015 and December 31, 2014, there were no deferred tax assets or liabilities.

NOTE 4. STOCKHOLDERS’ EQUITY

On June 12, 2014, the Company issued 10,000 shares of its common stock to its then sole director for $1,000 cash.  On July 23, 2014, that director sold those shares to his daughter, the Company’s current president and sole director, for $1,000 cash.

On December 8, 2014, the Company issued 197,281 shares of common stock to thirty-two shareholders for $197,281 in cash.

On May 5, 2015, the Company issued 3,000 shares of common stock to three shareholders for $3,000 in cash.

FINANCIAL STATEMENT SCHEDULES

REPORT OF REGISTERED INDEPENDENT AUDITORS

Board of Directors
HAHA Generation Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of HAHA Generation Corp. (A development stage company) (the "Company") as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period from June 10, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period from June 10, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $201,089 and has no cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ KCCW Accountancy Corp
Diamond Bar, California
April 15, 2015

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2014

December 31,
2014
ASSETS
Current Assets
Cash and cash equivalents	$378
Other receivable	96,814
Total Current Assets	97,192

Total Assets	$97,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued expense	$100,000
Total Current Liabilities	100,000

Total liabilities	100,000

Stockholders' Equity
Common stock, par value $0.1 per share, 750,000 share authorized,
207,281 shares issued and outstanding	20,728
Additional paid-in capital	177,553
Deficit accumulated during development stage	(201,089)
Total Stockholders' Equity	(2,808)

Total Liabilities and Equity	$97,192

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JUNE 10, 2014 (INCEPTION)
THROUGH DECEMBER 31, 2014

Net revenue	$-

General and administrative expenses	201,095

Loss from operations	(201,095)

Other Income(expense)
Interest income	6
Total other income, net	6
Loss before income taxes	(201,089)
Provision for income taxes expense (benefit)	-
Net loss	$(201,089)

Loss per share:
Basic and diluted	$(6.03)

Weighted average number of shares outstanding:
Basic and diluted	33,324

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JUNE 10, 2014 ( INCEPTION) THROUGH DECEMBER 31, 2014

Cash flows from operating activities
Net loss	$(201,089)
Changes in assets and liabilities:
Increase in other receivable	(96,814)
Increased in accrued expense	100,000
Net cash used in operating activities	(197,903)

Cash flows from financing activities
Proceeds from issuance of common stock	198,281
Net cash provided by financing activities	198,281

Net increase in cash and cash equivalents	378

Cash and cash equivalents
Beginning	-
Ending	$378

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY
PERIOD FROM JUNE 10, 2014 (INCEPTION) TO DECEMBER 31, 2014

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated during the development stage	Total
Inception, June 10, 2014	-	$-	$-	$-	$-
Issuance of founder shares	207,281	20,728	177,553	-	198,281
Net loss for the period ended December 31, 2014	-	-	-	(201,089)	(201,089)
Balance, December 31, 2014	207,281	$20,728	$177,553	$(201,089)	$(2,808)

The accompanying notes to financial statements are an integral part of these statements.

HAHA GENERATION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
 DECEMBER 31, 2014
 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation and Organization

HAHA Generation Corp., a company in the developmental stage (the “Company”), was incorporated on June 10, 2014 in the State of Nevada. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan is to distribute fabrics that were made out of silicon crystals.
The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $201,089 as of December 31, 2014, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014.

Net Income (loss) per Common Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At December 31, 2014, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

2. OTHER RECEIVABLE

On November 25, 2014, the company entered a tentative agreement with Shinin Silica Co., Ltd., a Taiwanese Company for a business development in Taiwan and made a prepayment of investment of $96,814 to Shinin Silica Co., Ltd. The agreement was canceled and the prepayment for the investment was returned in March 2015.

3. ACCRUED EXPENSE

The Company has accrued professional fees of $100,000 as of December 31, 2014.

4. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At December 31, 2014, there were no deferred tax assets or liabilities.

5. STOCKHOLDER’S EQUITY

On June 12, 2014, the Company issued 10,000 shares of its common stock to its then sole director for $1,000 cash.  On July 23, 2014, that director sold those shares to his daughter, the Company’s current president and sole director, for $1,000 cash.

On December 8, 2014, the Company issued 197,281 shares of common stock to thirty-two individual shareholders for $1.00 per share totaling $197,281.

6. SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2014 up through the date the Company issued these financial statements.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the costs and expenses payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee:
Registration fee	$23.24
Accounting fees and expenses	10,000.00
Legal and professional fees and expenses	6,000.00
EDGAR fees and expenses	1,500.00
Printing	1,000.00
Total	$18,523.24

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.  We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES.

On June 12, 2014, when he was our sole director, we sold and issued to Ren-Li Liao, father of our current sole director and president, 10,000 shares of our common stock for $1,000 in cash.  Those shares were issued in a transaction which qualifies for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, Mr. Liao is not a U.S. person, as that term is defined in Regulation S.   Those shares were sold in an off-shore transaction.  No directed selling efforts were made in the United States by us, any distributor or any of their respective affiliates or any person acting on behalf of any of the forgoing.  We are subject to Category 3 of Rule 903 of Regulation S and, accordingly, we implemented the offering restrictions by Category 3 of that Rule 903 by including a legend on all offering materials and documents which specifies that those shares have not been registered pursuant to the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless those shares are registered pursuant to the Securities Act of 1933 or, alternatively, an exemption from those registration requirements is available.

On December 8, 2014, we sold and issued 197,281 shares of our common stock to 32 individuals, including our current president and sole director, Hsuan-Hsien Liao and members of her family, including Ren-Li Liao, her father, who was then our sole director, at a per share price of $1.00, totaling $197,281 in cash.  On May 5, 2015, we sold and issued 3,000 shares of our common stock to 3 individuals at a per share price of $1.00, totaling $3,000 in cash. Those shares were issued in transactions which qualify for that exemption from the registration and prospectus requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons, as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid by us.  Those shares were sold in off-shore transactions.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of the foregoing.  We are subject to Category 3 of Rule 903 and, accordingly, we implemented the offering restrictions required by Category 3 of Rule 903, including a legend on all offering materials and documents which specifies that those shares have not been registered pursuant to the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless those shares were registered pursuant to Securities Act of 1933 or an exemption from those registration requirements is available.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits are attached hereto unless otherwise noted.
Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to Articles of Incorporation
3.3*	Certificate of Correction of Articles of Incorporation
3.4*	Bylaws
5.1*	Opinion Regarding Legality and Consent of Counsel by Stepp Law Corporation
10.1*	Marketing and Distribution Agreement dated August 1, 2015, with Shinin Silica Corp., a Taiwanese corporation
10.2*	Form of Subscription Agreement
14*	Code of Ethics
23.1 **	Consent of Independent Auditor
23.2*	Consent of Counsel (see Exhibit 5.1)
99*	Funding Commitment dated March 31, 2015 in the amount of $100,000 by Hsuan-Hsien Liao

 *Attached as exhibits to that Registration Statement on Form S-1 filed with SEC on October 16, 2015.
**Attached as an exhibit to that Registration Statement on Form S-1/A filed with SEC on January 13, 2016.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20%
change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taipei, Taiwan on January 26 , 2016.

HAHA GENERATION CORP. (Registrant)
Date: January 26 , 2016	By:	/s/ Hsuan-Hsien Liao
	Name:	Hsuan-Hsien Liao
	Title:	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board of Directors